Exhibit 16.1

Armanino LLP 15950 N. Dallas Parkway Suite 600 Dallas, TX 75248-6685 972 661 1843 main armanino.com

September 13, 2023

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Iris Energy Limited (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16F of Form 20-F of Iris Energy Limited, on September 13, 2023. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ArmaninoLLP
Dallas, Texas